Exhibit 10.14

This exhibit is an English translation of a foreign language document.

The Company hereby agrees to supplementally furnish to the SEC, upon request, a copy of the foreign language document.

Bond Distribution Agreement

Shiyan City Operation Phase I

This Bond Distribution Agreement (the “Agreement”) is entered into in Hong Kong on 21 June 2024 by and between:

Party A: ALPINE SECURITIES LIMITED (“Alpine Securities”)

Business Registration No.: 67907746

Address: Unit 2027&2028, 20/F, Infinitus Plaza, 199 Des Voeux Road Central, Sheung Wan, Hong Kong

(hereinafter referred to as the “Underwriter”)

Party B: GLAM Capital Limited (“GLAM Capital”)

Business Registration No.: 69618979

Address: Rooms 908-911, 9/F, Nan Fung Tower, 88 Connaught Road Central, Hong Kong

(hereinafter referred to as the “Sub-Underwriter”)

Whereas:

1.	The Underwriter is a duly licensed entity appointed by the Issuer to underwrite the bonds (the “Bonds”).

2.	The Sub-Underwriter agrees to act as a distributor of the Bonds under the terms herein.

Through mutual negotiations, the parties agree as follows:

1. Bond Details

●	Issuer: Shiyan City Operation Group Co., Ltd.

●	Bond Name: SYCTOP 7.9 2027-06-26 (“Shiyan City Operation Phase I”)

●	ISIN: XS2851615687

●	Issue Size: Up to RMB 1.5 billion

●	Pricing Date: 2024-06-21

●	Issue Date: 2024-06-26

●	Maturity Date: 2027-06-26

●	Coupon Type: Fixed Rate

●	Coupon Rate: 7.9%

●	Tenor: 3 years

2. Distribution Authorization

2.1 The Underwriter authorizes the Sub-Underwriter to distribute the Bonds under this Agreement.

2.2 Non-Transferable: The Sub-Underwriter may not delegate rights/obligations without prior written consent.

2.3 Non-Exclusive: The Underwriter reserves the right to distribute Bonds directly or appoint other distributors.

3. Sub-Underwriter’s Obligations

3.1 Actively market and sell the Bonds in compliance with this Agreement.

3.2 Regulatory Compliance: Adhere to anti-money laundering (AML) and know-your-client (KYC) requirements.

3.3 Reporting: Provide sales proofs and client information upon request.

4. Underwriter’s Obligations

4.1 Disclose all necessary Bond information and marketing materials.

4.2 Provide operational support to facilitate distribution.

5. Commission & Expenses

5.1 Commission: Paid based on actual sales volume, per the attached Commission Settlement Statement.
5.2 Expenses: The Sub-Underwriter bears all distribution-related costs.

6. Term & Termination

6.1 Term: 1 year from execution, renewable by mutual written agreement.

6.2 Early Termination: Either party may terminate with 30 days’ written notice.

7. Confidentiality

All terms and related documents are confidential unless:

(a) Publicly available (not due to breach);

(b) Required by law/regulators; or

(c) Disclosed to advisors bound by equivalent confidentiality.

Survives termination.

8. Dispute Resolution

8.1 Negotiation: Resolve disputes amicably first.

8.2 Arbitration: Unresolved disputes shall be submitted to the Hong Kong International Arbitration Centre (HKIAC) under its rules. The arbitration shall be conducted in Chinese by three arbitrators in Hong Kong. Awards are final and binding.

9. Miscellaneous

9.1 Entire Agreement: Supersedes all prior oral/written agreements.

9.2 Amendments: Valid only if in writing and signed by both parties.

9.3 Governing Law: Hong Kong law governs this Agreement.

(Below for execution)

Party A (Underwriter): ALPINE SECURITIES LIMITED

Company Seal:

Party B (Sub-Underwriter): GLAM Capital Limited

Company Seal:

Attachment: Commission Settlement Statement